Exhibit 10.10.A
BOND GUARANTY AGREEMENT
     THIS BOND GUARANTY AGREEMENT is made and entered into as of June 1, 1995 (the “Guaranty”), by and among AMERICAN RAILCAR INDUSTRIES, INC., a Missouri corporation (“Company”), ACF INDUSTRIES, INC., a New Jersey corporation (the “Corporate Guarantor”) and FLEET NATIONAL BANK, as trustee (“Trustee”), a national banking association duly organized, validly existing, and in good standing under the laws of the United States, with all requisite power and authority to act as trustee in the State of Missouri, together with any successor trustee at the time serving as such under the Trust Indenture (hereinafter identified) between The Industrial Development Authority of the City of Kennett, Missouri (“Issuer’), and Trustee.
WITNESSETH:
     WHEREAS, Issuer is a duly organized and existing industrial development corporation under the laws of the State of Missouri and proposes to issue its industrial development revenue bonds under the provisions of the Industrial Development Corporation Act, Chapter 349 of the Revised Statutes of Missouri, 1986, as amended (the “Act”), in the principal amount of $5,500,000, designated Industrial Development Revenue Bonds (American Railcar Industries, Inc./ACF Industries, Incorporated Railcar Component Manufacturing Project), Series 1995 (the “Bonds”); and
     WHEREAS, the Bonds will be issued under and secured by a Trust Indenture, dated as of June 1, 1995 (the “Indenture”), by and between Issuer and Trustee; and
     WHEREAS, the proceeds to be derived from the sale of the Bonds will be loaned by Issuer to Company pursuant to a Loan Agreement dated as of June 1, 1995 (the “Loan Agreement”) to finance the costs of acquiring, constructing, and equipping an industrial facility for use in the manufacture, production, processing, distribution, and sale of railcar components or related industrial products with attached office; and
     WHEREAS, Company desires that Issuer issue the Bonds and apply the proceeds as aforesaid, and Company is willing to enter into this Guaranty in order to enhance the marketability of the Bonds and thereby achieve interest cost and other savings to Company; and
     WHEREAS, Corporate Guarantor is the majority shareholder of the Company and will derive substantial benefits from the facilities being financed pursuant to the Loan Agreement;
     NOW, THEREFORE, in consideration of the premises and in order to achieve the interest cost and other savings described above, and as an inducement to the initial purchasers of the Bonds and all who shall at any time become owners of the Bonds, Company and Corporate Guarantor do hereby, subject to the terms hereof, jointly and severally covenant and agree with Trustee as follows:
ARTICLE I
REPRESENTATIONS AND WARRANTIES
     Section 1.1. Company does hereby represent and warrant that:
     (a) Company is a corporation duly incorporated and in good standing under the laws of the State of Missouri, has power to enter into this Guaranty, and has duly authorized the execution and delivery of this Guaranty by proper corporate action;

     (b) neither this Guaranty, the execution and delivery hereof, nor the agreements herein contained are prevented, limited by, or contravene or constitute a material default under any agreement, instrument, or indenture to which Company is a party or by which it is bound or any provisions of Company’s Articles of Incorporation or any requirements of law; and
     (c) the assumption by Company of its obligations hereunder will result in a direct financial benefit to Company.
     Section 1.2. Corporate Guarantor does hereby represent and warrant that:
     (a) Corporate Guarantor is a corporation duly incorporated and in good standing under the laws of the State of New Jersey, has power to enter into this Guaranty, and has duly authorized the execution and delivery of this Guaranty by proper corporate action;
     (b) neither this Guaranty, the execution and delivery hereof, nor the agreements herein contained are prevented, limited by, or contravene or constitute a material default under any agreement, instrument, or indenture to which Corporate Guarantor is a party or by which it is bound or any provisions of Corporate Guarantor’s Articles of Incorporation or any requirements of law; and
     (c) the assumption by Corporate Guarantor of its obligations hereunder will result in a direct financial benefit to Corporate Guarantor.
ARTICLE II
GUARANTY
     Section 2.1. Company and Corporate Guarantor hereby jointly and severally guarantee to Trustee for the benefit of the Owners from time to time of the Bonds (a) the full and prompt payment of the principal of and premium, if any, on any Bond when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption, or otherwise, and (b) the full and prompt payment of any interest on any Bond when and as the same shall become due. The liability of Company and Corporate Guarantor hereunder and the rights of the Trustee for the benefits of the Owners hereunder shall be reinstated and revived with respect to any amount at any time paid with respect to the obligations of Company or Corporate Guarantor that thereafter is required to be returned or restored by Trustee or any Owner as a result of insolvency, bankruptcy, reorganization or other similar proceedings affecting Borrower or Corporate Guarantor or any of the assets of either of them, all as though such amount had not been paid. All payments by Company or Corporate Guarantor shall be paid in lawful money of the United States of America. Each and every default in payment of the principal of or premium, if any, or interest on any Bond shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.
     Section 2.2. The obligations of Company and Corporate Guarantor under this Guaranty arise upon the issue, sale and delivery of the Bonds by Issuer and the deposit of the net proceeds of such sale with the Trustee so as to make the loan to the Company pursuant to the Loan Agreement. The obligations of the Company and the Guarantor shall be joint, several, absolute and unconditional, and shall remain in full force and effect until the entire principal of and premium, if any, and interest on the Bonds shall have been paid or provided for under the Indenture and such obligations shall not be affected, modified, or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to, or the consent of, Company or Corporate Guarantor:

     (a) the compromise, settlement, release, or termination of any or all of the obligations, covenants, or agreements of the Company under this Guaranty, the Indenture or the Loan Agreement;
     (b) the failure to give notice to Company or Corporate Guarantor of the occurrence of an event of default under the terms and provisions of this Guaranty, the Loan Agreement, the Deed of Trust, or the Indenture;
     (c) the assignment or mortgaging or the purported assignment or mortgaging of all or any part of the interest of Company in the Mortgaged Property or any failure of title with respect to Company’s interest in the Mortgaged Property;
     (d) the waiver by Trustee or Issuer of the payment, performance, or observance by Company or Trustee of any of the obligations, covenants, or agreements contained in the Indenture, the Loan Agreement, the Deed of Trust, or this Guaranty, other than the failure of the Trustee to make a required payment under the Indenture;
     (e) the extension of the time for payment of any principal of or premium, if any, or interest on any Bonds under this Guaranty or of the time for performance of any other obligations, covenants, or agreements under or arising out of the Indenture, the Loan Agreement, the Deed of Trust, or this Guaranty or the extension or the renewal of any thereof (other than the extension of the time for payment by the Trustee of a required payment under the Indenture, if the Company and/or Corporate Guarantor has made the payment due under the Note, the Loan Agreement, or the Deed of Trust from which such payment by the Trustee shall derive or provision thereof shall have been made (as in the case of sums deposited into the Bond Fund), whether in cash or cash equivalents or by tendering Bonds (as, when and to the extent permitted under the Indenture));
     (f) the modification or amendment (whether material or otherwise) of any obligation, covenant, or agreement set forth in the Indenture, the Deed of Trust, or the Loan Agreement;
     (g) the taking or the omission of any of the actions referred to in the Indenture, the Loan Agreement, the Deed of Trust, and of any actions under this Guaranty;
     (h) any failure, omission, delay, or lack on the part of Issuer or Trustee to enforce, assert, or exercise any right, power, or remedy conferred on Trustee in this Guaranty, the Loan Agreement, the Deed of Trust, or the Indenture, or any other act or acts on the part of Trustee (other than the failure of the Trustee to make a required payment under the Indenture, if the Company and/or the Corporate Guarantor has made the payment due under the Note, the Loan Agreement, or the Deed of Trust from which such payment by the Trustee shall derive or provision therefor shall have been made (as in the case of sums deposited into the Bond Fund), whether made in cash or cash equivalents or by tendering Bonds (as, when and to the extent permitted under the Indenture)) or any of the owners from time to time of the Bonds;
     (i) the voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting Company or Corporate Guarantor or any of the assets of any of them, or any allegation or contest of the validity of this Guaranty in any such proceeding; or

     (j) to the extent permitted by law, the release or discharge of Company or Corporate Guarantor from the performance or observance of any obligation, covenant, or agreement contained in this Guaranty by operation of law.
     Section 2.3. Other than the payment of any obligation (including payments under the Indenture), no set-off, counterclaim, reduction, or diminution of such obligation, if any, which Company or Corporate Guarantor has or may have against Issuer or Trustee shall be available hereunder to the Company or the Guarantor against Trustee.
     Section 2.4. In the event of a default under the Indenture or the Loan Agreement in the payment of principal of or premium, if any, on any Bond when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption, or otherwise, or in the event of a default in the payment of any interest on any Bond when and as the same shall become due, Trustee may, and if requested so to do by the Owners of not less than a majority in aggregate principal amount of the Bonds then outstanding and upon indemnification as hereinafter provided, shall be obligated to proceed hereunder, and Trustee, in its sole discretion, shall have the right to proceed first and directly against Company or Corporate Guarantor under this Guaranty without proceeding against any other person or exhausting any other remedies which it may have and without resorting to any other security held by Issuer or Trustee.
     Before taking any action hereunder, Trustee may require that satisfactory indemnity be furnished by the Owners requesting such action for the reimbursement of all expenses and to protect against all liability, determined in a reasonable manner, except liability which is adjudicated to have resulted from its gross negligence or willful default by reason of any action so taken.
     Section 2.5. Company or Corporate Guarantor hereby expressly waive notice from Trustee or the owners from time to time of any of the Bonds, if any, of their acceptance and reliance on this Guaranty. Company or Corporate Guarantor agrees to pay all reasonable costs, expenses, and fees, including all reasonable attorneys’ fees, which may be incurred by Trustee in enforcing or attempting to enforce this Guaranty following any default on the part of Company or Corporate Guarantor, whether the same shall be enforced by suit or otherwise.
     Section 2.6. This Guaranty is entered into by the parties hereto for the benefit of Trustee, the Owners from time to time of the Bonds, and any successor trustee or trustees under the Indenture, all of whom shall be entitled to enforce performance and observance of this Guaranty.
ARTICLE III
COVENANTS
     Section 3.1. Corporate Guarantor shall not enter into any transaction of merger or consolidation or change the form of organization of its business unless the Corporate Guarantor is the surviving entity or the surviving entity expressly assumes the obligations of the Corporate Guarantor under this Guaranty.
     Section 3.2. Corporate Guarantor will deliver to Trustee and the Original Purchaser:
     (a) Promptly upon their becoming available, and in any event not later than 120 days after the end of each fiscal year, the audited financial statements of Corporate Guarantor,

accompanied by an unqualified opinion from KPMG Peat Marwick or another independent accounting firm reasonably satisfactory to Trustee.
     (b) Not later than 90 days after the end of each of the first 3 quarterly periods in each fiscal year, unaudited financial statements of Corporate Guarantor for such quarter.
     (c) As soon as practicable but in any event within ten (10) days upon becoming aware of the existence of any condition or event that constitutes an event of default under this Guaranty or the Loan Agreement, a written notice specifying the nature and period of existence thereof and what action Company and Corporate Guarantor are taking or propose to take with respect thereto.
     (d) Immediately upon becoming aware that the Owner of any Bond has given notice or taken any other action with respect to a claimed event of default, a written notice specifying the notice given or action taken by such Bondowner and the nature of the claimed event of default and what action Company and Corporate Guarantor are taking or propose to take with respect thereto.
     Company and Corporate Guarantor will permit any of Trustee’s representatives, at Trustee’s expense, to visit and inspect the Mortgaged Property, to examine an of the Company’s and Corporate Guarantor’s books of account, records, reports, and other papers relating to the Mortgaged Property, and to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts relating to the Mortgaged Property with their respective officers, employees, and independent public accountants (and by this provision Company authorizes its accountants to discuss the same) all at such reasonable times and as often as may be reasonably requested; provided, however, that Trustee shall hold such information in confidence and shall not use such information for any purpose other than to determine whether the covenants, terms, and provisions of this Guaranty have been complied with by Company and Corporate Guarantor and to protect their interests under this Guaranty or where disclosure may be required by law. Nothing herein shall be deemed to constitute a waiver of any accountant-client privilege during the pendency of litigation between Trustee, Company and Corporate Guarantor.
ARTICLE IV
EVENTS OF DEFAULT
     Section 4.1. An “event of default” shall exist if any of the following occurs and is continuing:
     (a) Section 2.1 Defaults. Either Company or Corporate Guarantor fails to perform or observe any covenant contained in Section 2.1 of this Guaranty and such failure continues for two (2) days after written notice of the Company’s failure to make any Loan Payment is given to the person identified in Section 5.2 as the representative of the Company and the Corporate Guarantor, together with a request to remedy the same.
     (b) Other Defaults. Either Company or Corporate Guarantor fails to comply with any other provision of this Guaranty, and such failure continues for more than 30 days after written notice of such failure shall be given to the person identified in Section 5.2 as the representative of Company and Corporate Guarantor together with a request to remedy the same, or if such failure to comply cannot be cured within such 30-day period, then if either Company or Corporate Guarantor fails to commence to cure such failure to comply within such 30-day period and thereafter fails to prosecute to completion with diligence and continuity the performance required to cure such failure to comply.
     (c) Bankruptcy.
     (i) Company, Corporate Guarantor (or any other Person obligated, as guarantor or otherwise, to make payments on the Bonds or under the Loan Agreement or this Guaranty) shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator, or the like of Company, Corporate Guarantor (or such other Person) or of all or any substantial part of its property, (B) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), or (C) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or
     (ii) A proceeding or case shall be commenced, which case or proceeding shall not be dismissed within 90 days, without the application or consent of Company, Corporate Guarantor (or any other Person obligated, as guarantor or otherwise, to make payments on the Bonds or under the Loan Agreement), in any court of competent jurisdiction, seeking (A) the liquidation, reorganization, dissolution, winding-up, or composition of adjustment of debts, of Company, Corporate Guarantor, (B) the appointment of a trustee, receiver, custodian, liquidator, or the like of Company, Corporate Guarantor (or any such other Person) or of all or any substantial part of its respective property, or (C) similar relief in respect of Company or Corporate Guarantor (or any such other Person) under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts.
     (d) Warranties. Any material warranty or representation made by or on behalf of Company or Corporate Guarantor in the Loan Agreement, the Deed of Trust, this Guaranty, or any writing furnished in connection with or pursuant thereto, as applicable, shall be false or misleading in any material respect as of the date made.
ARTICLE V
NOTICE AND SERVICE OF PROCESS,
PLEADINGS AND OTHER PAPERS
     Section 5.1. Company covenants that it is qualified to do business and subject to service of process in the State of Missouri and that it will remain so qualified so long as any of the Bonds are outstanding and Company and Corporate Guarantor each covenant that each is qualified to do business in each jurisdiction where failure to so qualify would have a material adverse affect on its business or property.
     Section 5.2. Any notice, process, pleadings, or other papers served upon the agents or officers of Company or Corporate Guarantor shall be sent by registered or certified mail as follows:

If to Company:
American Railcar Industries, Inc.
c/o ACF Industries, Incorporated
3301 Rider Trail South
Earth City, MO 63045
Attention: Umesh Choksi, Assistant Treasurer
If to Corporate Guarantor:
ACF Industries, Incorporated
3301 Rider Trail South
Earth City, MO 63045
Attention: Umesh Choksi, Treasurer
If to the Trustee:
Fleet National Bank
111 Westminster Street
Providence, Rhode Island 02903
Attention: Corporate Trust Department
or to such other address as may be furnished by any party hereto or by Trustee in writing.
ARTICLE VI
MISCELLANEOUS
     Section 6.1. The obligations of Company and Corporate Guarantor hereunder shall arise jointly, severally and absolutely when the Bonds shall have been issued, sold, and delivered by Issuer and the proceeds thereof paid to Trustee for the account of Issuer under the Indenture.
     Section 6.2. No remedy herein conferred upon or reserved to Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time as often as may be deemed expedient. In order to entitle Trustee to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Guaranty should be breached by Company or Corporate Guarantor and thereafter duly waived by Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release, or modification of this Guaranty shall be established by conduct, custom, or course of dealing, but solely by an instrument in writing duly executed by Trustee.
     Section 6.3. Trustee shall not consent to any amendment or modification of this Guaranty except in accordance with the provisions of Article XIII of the Indenture. Nothing contained herein or in the Indenture shall permit, or be construed as permitting, any amendment, change, or modification of this Guaranty which would change the amount of any sums payable by Company or Corporate Guarantor hereunder or the time for payment of such amounts or change the unconditional nature of the Guaranty herein contained.
     Section 6.4. This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
     Section 6.5. The invalidity or unenforceability of any one or more phrases, sentences, clauses, or Sections in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty or any part hereof.
     Section 6.6. All words and phrases defined in the Indenture and not otherwise defined herein shall have the same meanings for purposes of this Guaranty.
     Section 6.7. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI.
     IN WITNESS WHEREOF, Company and Corporate Guarantor have caused this Guaranty to be executed in their respective names and behalfs and attested by the duly authorized officers, all as of the date first above written.

AMERICAN RAILCAR INDUSTRIES, INC.

By:	William L. Finn
Its: Executive Vice President
Attest:

By:	Umesh Choksi
Its:	Assistant Treasurer

ACF INDUSTRIES, INCORPORATED

By:	Umesh Choksi
Its: Treasurer
Attest:

By:	[ILLEGIBLE]
Its:	Vice President

Approved and Accepted this 22nd day of June, 1995:

FLEET NATIONAL BANK, as Trustee

By:	[ILLEGIBLE]
Its:	Vice President